FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 19, 2003

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Item 9 Regulation FD Disclosure

On December 22, 2003, First Place Financial Corp. (“First Place”) issued a press release announcing the completion on December 19, 2003 of a $30 million capital trust offering in a private transaction consisting of $15 million of floating rate capital securities and $15 million of fixed/floating rate capital securities.

The floating rate capital securities were issued through a newly formed trust, First Place Capital Trust and the fixed/floating rate capital securities were issued through a separate newly formed trust, First Place Capital Trust II. The floating rate and fixed/floating rate securities will mature on January 23, 2034. The Placement Agent/Purchaser for the transaction was Sandler O’Neill & Partners, L.P.

First Place intends to use proceeds received by it to fund the cash price for the acquisition of Franklin Bancorp, Inc. which was announced November 10, 2003. First Place expects the acquisition to be completed during the second quarter of 2004 subject to satisfaction of certain terms and conditions in connection with the merger, including, but not limited to approval by regulators and the shareholders of Franklin Bancorp, Inc.

The information contained in this press release, which is attached hereto as Exhibit 99 to this Form 8-K, is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: December 23, 2003	By: /s/ David L. Mead
David L. Mead Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99	Press release of First Place Financial Corp. dated December 22, 2003, announcing the completion on December 19, 2003 of a $30 million capital trust offering.